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                         Independent Auditors' Consent



To the Shareholders and Board of Trustees of Cadre Institutional Investors Liquid Asset Fund:

We consent to the use of our report dated December 18, 1997 with respect to Cadre Institutional Investors Liquid Asset Fund incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" and "General Information, Shareholder Reports" in the Prospectus and "General Information, Independent Auditors" in the Statement of Additional Information.





                                                   /s/ KPMG Peat Marwick LLP
                                                   KPMG Peat Marwick LLP


New York, New York
February 27, 1998